Exhibit 10.25.4.15

EXECUTION VERSION

MEZZANINE 1 GUARANTY AND INDEMNITY AGREEMENT

THIS MEZZANINE 1 GUARANTY AND INDEMNITY AGREEMENT (this “Guaranty”) is executed as of March 10, 2011, by ASHFORD HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership (“Ashford Guarantor”), and PRISA III REIT OPERATING LP, a Delaware limited partnership (“Prudential Guarantor”; Prudential Guarantor and Ashford Guarantor, whether one or more, collectively, together with their successors and assigns, referred to as “Guarantor”), for the benefit of BRE/HH ACQUISITIONS L.L.C., a Delaware limited liability company and BARCLAYS CAPITAL REAL ESTATE FINANCE INC., a Delaware corporation (each, a “Co-Lender” and, collectively, “Lender”).

WITNESSETH:

WHEREAS, Lender is the holder of a mezzanine loan (“Loan”) in an aggregate outstanding principal amount equal to $144,745,920.40 to each of the entities set forth on Schedule 1 hereto (each, an “Individual Borrower” and, collectively, “Borrower”) pursuant to that certain Mezzanine 1 Loan Agreement dated July 17, 2007 (as amended, restated, supplemented, replaced or otherwise modified prior to the date hereof, the “Existing Loan Agreement”) among, inter alia, Borrower and Lender;

WHEREAS, Borrower and Lender desire to amend and restate the terms of the Existing Loan Agreement pursuant to that certain Amended and Restated Mezzanine 1 Loan Agreement dated as of the date hereof (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, the “Loan Agreement”) between Borrower and Lender;

WHEREAS, Lender is not willing to enter into the Loan Agreement unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined); and

WHEREAS, Guarantor is the owner of a direct or indirect interest in each Individual Borrower comprising Borrower and Guarantor will directly benefit from the modification of the terms of the Loan on the terms set forth in the Loan Agreement.

NOW, THEREFORE, as an inducement to Lender to enter into the Loan Agreement with Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I

NATURE AND SCOPE OF GUARANTY

1.1 Guaranty of Obligations. Guarantor hereby irrevocably and unconditionally guarantees to each Co-Lender and their respective successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

1.2 Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” means, collectively:

(a) the obligations or liabilities of Borrower to Lender for any loss, damage, cost, expense, liability, claim or other obligation to the extent actually incurred by either Co-Lender (including reasonable attorneys’ fees and costs reasonably incurred) arising out of or incurred with respect to any of the following:

(i) fraud or intentional misrepresentation by any Borrower Party or Guarantor in connection with (A) the Loan or the Mortgage Loan, or (B) the execution and delivery of any Loan Documents;

(ii) willful misconduct by any Borrower Party or Guarantor that results in physical damage or waste to any Property;

(iii) removal or disposal by any Borrower Party or Guarantor of any portion of any Property or any other collateral security for the Mortgage Loan (the “Mortgage Collateral”) and/or the Collateral after the occurrence and during the continuance of an Event of Default;

(iv) misapplication, misappropriation or conversion by any Borrower Party or Guarantor of (A) Net Liquidation Proceeds After Debt Service or other amounts due to Lender; (B) Net Sale Proceeds or (C) any Rents following the occurrence and during the continuance of an Event of Default or any distributions or other payments received by any Borrower Party or Guarantor deriving, directly or indirectly, from the Mortgage Collateral following the occurrence and during the continuance of an Event of Default;

(v) Intentionally Omitted;

(vi) failure by any Borrower Party or Guarantor to obtain Lender’s prior written consent to (A) any subordinate financing, mortgage, deed of trust or other voluntary Lien encumbering all or any portion of the Mortgage Collateral or the Collateral as and to the extent required under the terms of the Mortgage Loan Documents and/or the Loan Documents or (B) any sale, transfer or conveyance of all or any portion of the Mortgage Collateral or the Collateral or any interest therein or any direct or indirect interest in any Borrower Party, in each case, as and to the extent required under the terms of the Loan Documents;

(vii) Intentionally Omitted;

(viii) failure by Borrower to comply with Article X of the Loan Agreement or to cause (A) Wells Fargo Mortgage Loan Borrower and Maryland Owner to (or to use best efforts to cause any applicable Manager to) comply with Article X of the Wells Fargo Mortgage Loan Documents or (B) CIGNA Mortgage Loan Borrower to (or to use best efforts to cause any applicable Manager to) comply with any cash management provisions of the applicable CIGNA Mortgage Loan Documents or the Loan Documents to which they are a party;

(ix) (A) any Borrower Party filing a voluntary petition under the Bankruptcy Code or any other Creditors’ Rights Laws; (B) any Borrower Party filing an answer consenting to, or otherwise acquiescing in or joining in any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other Creditors’ Rights Laws or soliciting or causing directly or indirectly to be solicited petitioning creditors for any involuntary petition from any Person; (C) any Borrower Party consenting to or otherwise acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for any Borrower Party or any portion of the Collateral and/or the Mortgage Collateral; or (D) any Borrower Party making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due;

(x) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or Article XII of the Loan Agreement concerning Environmental Laws, Hazardous Materials and asbestos and any indemnification of Lender with respect thereto in the Environmental Indemnity or the Loan Agreement;

(xi) any breach of Section 5.31(a) of the Loan Agreement to the extent cash was available for distribution or disbursement to Lender and Borrower fails to cause such distribution or disbursement to occur, and any breach of Section 5.31(b) of the Loan Agreement;

(xii) any breach by Borrower of any covenant or representation in Section 6.1, Section 6.4 or Section 6.5 of the Loan Agreement (except with respect to Borrower’s obligation to remain solvent, maintain adequate capital and pay its debts as they become due); and/or

(xiii) any surrender, amendment, modification or voluntary termination of any Ground Lease without Lender’s prior written consent other than as expressly permitted under the Loan Agreement; and

(b) in addition to, and not in limitation of, the foregoing Section 1.2(a) hereof, the entire amount of the Debt, in the event of the occurrence of any of the following:

(i) any action, omission, event or occurrence described in Section 1.2(a)(vi) hereof, and/or

(ii) any action, omission, event or occurrence described in Section 1.2(a)(ix) hereof, and/or

(iii) a breach of a covenant set forth in Section 5.40 or Section 20.15(b)(i) of the Loan Agreement or a breach of any of the following covenants by any Loan Party or any Related Party (as hereinafter defined) of any Loan Party, as applicable, at a time when such breaching entity (if not Guarantor) is owned in whole or in part (directly or indirectly, including through the ownership of preferred equity interests, options, warrants or other similar contingent interests) by Guarantor or a Related Party of Guarantor:

A. To the extent permitted by applicable law and not inconsistent with Guarantor’s discharge of compliance with its fiduciary duties, as advised by counsel, Guarantor shall not, nor shall it cause or permit, any Related Party of Guarantor or any Loan Party to seek substantive consolidation of any Loan Party with any other Person in connection with a proceeding under the Bankruptcy Code or any other Creditors’ Rights Laws involving Guarantor or any Loan Party (other than the substantive consolidation of an Affiliated Manager with any other Person which is not a Loan Party);

B. To the extent permitted by applicable law and not inconsistent with Guarantor’s discharge of compliance with its fiduciary duties, as advised by counsel, Guarantor shall not, nor shall it cause or permit, any Related Party of Guarantor or any Loan Party to, contest, oppose or object to any motion made by Lender to obtain relief from the automatic stay or seek to reinstate the automatic stay in the event of a future proceeding under the Bankruptcy Code or any other Creditors’ Rights Laws involving any Loan Party (other than a proceeding involving an Affiliated Manager and no other Loan Party); and/or

C. Guarantor shall not, nor shall it cause or permit, any Loan Party or any Related Party of Guarantor, to provide, originate or acquire directly or through a Related Party of Guarantor an interest in or solicit (in writing) or accept from Guarantor or any Related Party of Guarantor, any debtor-in-possession financing to or on behalf of any Loan Party in the event that Guarantor or any other Loan Party is the subject of a proceeding under the Bankruptcy Code or any other Creditors’ Rights Laws (other than debtor-in-possession financing provided to or on behalf of an Affiliated Manager by a Person which is not a Loan Party in a proceeding of such Affiliated Manager which involves no other Loan Party).

For purposes of this Guaranty, the term “Related Party” shall mean, as to any Person, any other Person (a) that is an Affiliate of such Person, or (b) in which such Person owns, directly or indirectly, in the aggregate more than fifty percent (50%) of the beneficial ownership interests in such Person. Notwithstanding anything to the contrary in this Guaranty or any of the other Loan Documents, the aggregate liability of Guarantor with respect to the Guaranteed Obligations set forth in (x) Section 1.2(a)(ix), Section 1.2(b)(ii) and Section 1.2(b)(iii) above (collectively, the “Bankruptcy Recourse Events”), (y) under Section 1.2(a)(ix), Section 1.2(b)(ii) and Section 1.2(b)(iii) of the Mezzanine 2 Guaranty and the Mezzanine 3 Guaranty, and (z) Section 1.2(a)(ix), Section 1.2(b)(ii) and Section 1.2(b)(iii) of the Wells Fargo Mortgage Loan Guaranty, shall not exceed $200,000,000 (the “Guaranty Cap”). The Guaranty Cap shall not be reduced as a result of any prepayments of the Loan, any Mortgage Loan or any Other Mezzanine Loan.

1.3 Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

1.4 Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other Person, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

1.5 Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

1.6 No Duty To Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (a) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other Person, (b) enforce Lender’s rights against the Collateral or any other collateral which shall ever have been given to secure the Loan, (c) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (d) join Borrower or any other Person liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to Lender against the Collateral or any other collateral which shall ever have been given to secure the Loan, or (f) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

1.7 Waivers. Guarantor agrees to the provisions of the Loan Documents and hereby waives notice of (a) any loans or advances made by Lender to Borrower, (b) acceptance of this Guaranty, (c) any amendment or extension of the Note, the Loan Agreement or any other Loan Documents, (d) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Collateral, (e) the occurrence of any breach by Borrower or an Event of Default, (f) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (g) sale or foreclosure (or posting or advertising for sale or foreclosure) of the Collateral or any other collateral for the Debt, (h) protest, proof of non-payment or default by Borrower, or (i) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any other documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guaranteed.

1.8 Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by either Co-Lender, pay each Co-Lender all costs and expenses (including court costs and reasonable attorneys’ fees) incurred by each Co-Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section 1.8 shall survive the payment and performance of the Guaranteed Obligations.

1.9 Effect of Bankruptcy. In the event that, pursuant to the Bankruptcy Code or any other Creditors’ Rights Laws, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

1.10 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including any law subrogating Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower, any other Restricted Party or any other Person liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise.

1.11 Release. Guarantor shall be released from its obligations under this Guaranty as of the date on which Lender has received notice and evidence reasonably satisfactory to Lender that the Debt has been paid in full and all obligations with respect thereto which are not expressly stated to survive have been satisfied.

1.12 Borrower. The term “Borrower” and “Individual Borrower” as used herein (including within the definition of “Borrower Party”, as applicable) shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower. The term “Mortgage Loan Borrower” and “Maryland Owner” as used herein (including within the definition of “Borrower Party”, as applicable) shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Mortgage Loan Borrower or Maryland Owner.

1.13 Limitation on Liability.

(a) Notwithstanding anything herein to the contrary, Guarantor shall have no liability with respect to any Guaranteed Obligations to the extent incurred as a result of (i) the exercise of remedies by Mortgage Lender, Lender or any Other Mezzanine Lender, or any deed or assignment in lieu thereof, or (ii) any action or omission of (A) Lender from and after a foreclosure on all or any portion of the Collateral (or any purchaser at foreclosure or any transferee of Lender or such purchaser, unless such purchaser at foreclosure or transferee of Lender or such purchaser is Guarantor or a Related Party of Guarantor) or (B) Mortgage Lender or any Other Mezzanine Lender from and after a foreclosure on all or any portion of the collateral securing the applicable Mortgage Loan or Other Mezzanine Loan (or any purchaser at foreclosure or any transferee of any Mortgage Lender or Other Mezzanine Lender or such purchaser, unless such purchaser at foreclosure or any transferee of such Mortgage Lender or Other Mezzanine Lender or such purchaser is Guarantor or a Related Party of Guarantor).

(b) The liabilities and recourse obligations of Guarantor hereunder shall be limited to such liabilities or obligations arising or incurred at a time when the Person whose actions or omissions triggers the liability is owned in whole or in part (directly or indirectly, including through the ownership of preferred equity interests or options, warrants or other similar contingent interests) by either Ashford Guarantor or Prudential Guarantor or a Related Party of Ashford Guarantor or Prudential Guarantor. Notwithstanding the foregoing, in the event Prudential Guarantor shall no longer have any direct or indirect interest in Borrower as a result of the transfer to Ashford Guarantor or an Affiliate of Ashford Guarantor of all of its direct and/or indirect interests in PIMHH, then upon the satisfaction of each of the following conditions, Lender shall deliver to Prudential Guarantor a written release from liability under this Guaranty with respect to matters which arise after the date of such transfer (the “Prudential Release”):

(i) On the date of the Prudential Release, no Event of Default shall have occurred and be continuing;

(ii) Prudential Guarantor shall have provided Lender with not less than sixty (60) days’ written notice prior to the date of the proposed transfer;

(iii) On the date of the Prudential Release,

A. Ashford Guarantor shall have shareholder’s equity of not less than $500,000,000, determined in accordance with GAAP;

B. Ashford Guarantor shall have not less than $50,000,000 in liquid assets of which not less than $25,000,000 shall consist of cash and the balance shall consist of undrawn and available commitments under credit facilities; and

C. Ashford Guarantor shall not be in default under (1) the Ashford Credit Agreement, or any amendment, restatement or replacement thereof or (2) any other indebtedness (including guaranty obligations) in excess of $50,000,000; and

(iv) On the date of the Prudential Release, Ashford Guarantor shall execute and deliver to Lender a reaffirmation and acknowledgment of its obligations under this Guaranty, including its sole liability for any Guaranteed Obligations which arise after the date of the Prudential Release.

(c) Prudential Guarantor shall have no liability under this Guaranty for any Guaranteed Obligations which arise out of an event or circumstance described in Section 1.2(b)(iii)(A)-(C) above to the extent such event or circumstance is caused by or results from the actions of Remington or any Related Party of Remington so long as such Related Party is not also a Related Party of Borrower or any Guarantor, provided that Ashford Guarantor shall remain liable for 100% of any such Guaranteed Obligations.

1.14 Senior Recovery Lender. Guarantor agrees that if, during the continuation of an Event of Default, Mortgage Loan Default, or Other Mezzanine Loan Default, including following delivery of a deed in lieu of foreclosure (or equivalent transfer), Guarantor or a Related Party of Guarantor receives, directly or indirectly, any cash distributions fees, property or payments from or relating to any collateral securing the Loan, Mortgage Loan or any Other Mezzanine Loan, as applicable (the “Defaulted Loan”) which is not paid over or transferred to either (i) Wells Fargo Mortgage Loan Lender (if a Wells Fargo Mortgage Loan Default is outstanding) or (ii) if no Wells Fargo Mortgage Loan Default shall be outstanding, Lender or the most senior Other Senior Mezzanine Lender for which a Senior Mezzanine Loan Default shall then be outstanding (“Senior Recovery Lender”), then the amounts or property so received by such Guarantor or Related Party of Guarantor shall be paid over to the Senior Recovery Lender. The Guaranty Cap shall not be reduced as a result of any amounts paid under this Section 1.14 and the obligations under this Section 1.14 shall constitute a component of the “Guaranteed Obligations” hereunder.

1.15 Impaired Loans. In the event that the Loan, any Other Senior Mezzanine Loan or any Mortgage Loan is “Impaired” (as defined below; Lender, Mortgage Lender or any Other Senior Mezzanine Lender so Impaired, an “Impaired Lender”) as a result of a voluntary bankruptcy filing by any Loan Party or any Related Party of any Loan Party or the filing of an answer by any such Person consenting to or otherwise acquiescing in, colluding in or joining in any involuntary petition filed against any Loan Party, in each case at a time when any such Person is owned in whole or in part (directly or indirectly) by Guarantor or a Related Party of Guarantor, then neither Guarantor nor any Related Party of Guarantor shall receive or retain any common, preferred or other equity interest in any such Loan Party or other financial benefit (including fees for services) of any kind (including as a result of a so-called “new value” plan or equity contribution) (a “Bankruptcy Retained Interest”) without the consent of at least ninety percent (90%) of all lenders (calculated by amount of interest held) comprising such Impaired Lender. In the event that Lender, Mortgage Lender or any Other Senior Mezzanine Lender receives a deed in lieu of foreclosure or an equivalent of all or any portion (other than a de minimis portion) of the Collateral, the Mortgage Collateral or any collateral securing any of the Other Senior Mezzanine Loans, then neither Guarantor nor any Related Party of Guarantor may receive or retain any Bankruptcy Retained Interest and any such Bankruptcy Retained Interest shall be paid promptly over to Senior Recovery Lender. Notwithstanding the foregoing, in the event that Guarantor or any Related Party of Guarantor receives and/or retains any Bankruptcy Retained Interest in violation of this Section 1.15, it shall immediately sell to Senior Recovery Lender all such Bankruptcy Retained Interest for an aggregate purchase price equal to ten dollars ($10.00). “Impaired” shall mean a claim of interest of such Lender, Mortgage Lender or Other Senior Mezzanine Lender, as applicable, is “impaired” as defined in Section 1124 of the Bankruptcy Code, provided that Lender, Mortgage Lender or Other Senior Mezzanine Lender shall be deemed impaired for this purpose whether or not Borrower, Mortgage Loan Borrower,

Maryland Owner, or the related Other Senior Mezzanine Borrower is bankrupt or proposes a plan that would leave such lender so “impaired” as long as a debtor that is a direct or indirect subsidiary of such borrower becomes subject to a proceeding under the Bankruptcy Code or under any Creditors’ Rights Laws and a plan is proposed in such proceeding that would adversely affect such lender, the value of the Collateral, the Mortgage Collateral or the “Collateral” as defined in each Other Senior Mezzanine Loan Agreement or the ability of the related borrower to repay such lender.

ARTICLE II

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

2.1 Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of the Note, the Loan Agreement, the Pledge Agreement, the other Loan Documents, or any other document, instrument, contract or understanding between or among Borrower and Lender, or any failure of Lender to notify Guarantor of any such action.

2.2 Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or Guarantor.

2.3 Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

2.4 Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that (a) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Note, the Loan Agreement, the Pledge Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Note, the Loan

Agreement, the Pledge Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

2.5 Release of Obligors. Any full or partial release of the liability of Borrower on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other parties to pay or perform the Guaranteed Obligations.

2.6 Other Collateral. The taking or accepting of any other security, collateral guaranty, or other assurance or security of payment, for all or any part of the Guaranteed Obligations.

2.7 Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

2.8 Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

2.9 Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

2.10 Offset. The Note, the Loan Agreement, the Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower against Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

2.11 Merger. The reorganization, merger or consolidation of Borrower into or with any other corporation or entity.

2.12 Preference. Any payment by Borrower to Lender is held to constitute a preference under the Bankruptcy Code or any other Creditors’ Rights Laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.

2.13 Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof. It is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

2.14 Reallocation of Proceeds Among Lenders. Guarantor acknowledges and agrees that, in the event Lender receives an amount under this Guaranty as a result of a Bankruptcy Recourse Event, Wells Fargo Mortgage Loan Lender receives an amount under the Wells Fargo Mortgage Loan Guaranty as a result of a Bankruptcy Recourse Event (as defined therein) or any Other Senior Mezzanine Lender receives an amount under its Senior Mezzanine Loan Guaranty as a result of a Bankruptcy Recourse Event (as defined therein) (any such recovering lender, a “Recovering Lender”), under the terms of the Intercreditor Agreement, such Recovering Lender may be required to deliver all or a portion of the amount received to Wells Fargo Mortgage Loan Lender or Senior Mezzanine Lenders, as applicable (in such capacity, an “Other Recovering Lender”). Any amounts received by a Recovering Lender from Guarantor and paid to one or more Other Recovering Lenders pursuant to the terms of the Intercreditor Agreement shall be deemed to (i) reduce, dollar for dollar, the amount recovered by such Recovering Lender in respect of the Wells Fargo Mortgage Loan Guaranty, this Guaranty, the Mezzanine 2 Guaranty or the Mezzanine 3 Guaranty, as applicable, and (ii) be applied by the Other Recovering Lenders pursuant to the terms of the Wells Fargo Mortgage Loan Documents or the Senior Mezzanine Loan Documents, as applicable.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Agreement and the other Loan Documents and extend credit to Borrower, Guarantor represents and warrants to Lender as follows:

3.1 Benefit. Guarantor is an Affiliate of Borrower, is the owner of a direct or indirect interest in each Individual Borrower, and has received, and/or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

3.2 Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower, and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or such collateral as an inducement to enter into this Guaranty.

3.3 No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

3.4 Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

3.5 Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by any Creditors’ Rights Laws.

3.6 Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.

3.7 No Plan Assets. Guarantor is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Guarantor constitutes or will, during any period when the Loan remains outstanding, constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Guarantor is not a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Guarantor are not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Guaranty.

3.8 ERISA. Guarantor shall not engage in any transaction, other than a transaction contemplated hereunder, which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, the Loan Agreement, the Pledge Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

ARTICLE IV

SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of any Individual Borrower, any Mortgage Loan Borrower, any Maryland Owner and/or any other Related Party to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of such entities thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include all rights and claims of Guarantor against any Individual Borrower, any Mortgage Loan Borrower, any Maryland Owner and/or any other Restricted Party (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. Until repayment in full of the Debt, the Mortgage Loan and the Other Mezzanine Loans, no Guarantor shall receive or collect, directly or indirectly, from Borrower or any other Person any amount upon the Guarantor Claims.

4.2 Claims in Bankruptcy. In the event of any proceeding under the Bankruptcy Code or any other Creditors’ Rights Laws involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application upon the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower, Mortgage Loan Borrower, Maryland Owner, any other Restricted Party and/or Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims, provided, however, that Guarantor shall have no such subrogation rights until repayment in full of the Debt, the Other Mezzanine Loans and the Mortgage Loan.

4.3 Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

4.4 Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon any Individual Borrower’s, any Mortgage Loan Borrower’s, any Maryland Owner’s and/or any other Related Party’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon such entities’ assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (i) exercise or enforce any creditor’s right it may have against any Individual Borrower, any Mortgage Loan Borrower, any Maryland Owner or any other Related Party, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including the commencement of, or joinder in, any proceeding under the Bankruptcy Code or any other Creditors’ Rights Laws) to enforce any liens, mortgage, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of any Mortgage Loan Borrower, any Maryland Owner, any Individual Borrower or any other Related Party held by Guarantor.

ARTICLE V

MISCELLANEOUS

5.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

5.2 Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 5.2):

Ashford Guarantor:

c/o Ashford Hospitality Trust

14185 Dallas Parkway

Suite 1100

Dallas, Texas 75254

Attention: David Brooks

Facsimile No.: (972) 490-9605

With a copy to:

Goodwin Procter

LLP Exchange Place

53 State Street

Boston, Massachusetts 02109

Attention: Minta Kay

Facsimile No.: (617) 523-1231

Prudential Guarantor:

c/o Prudential Real Estate Investors

8 Campus Drive

Parsippany, New Jersey 07054

Attention: Soultana Reigle

Facsimile No.: (973) 734-1550

With a copy to:

c/o PREI Law Department

8 Campus Drive

Parsippany, New Jersey 07054

Attention: Law Department

Facsimile No.: (973) 734-1550

and

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, Massachusetts 02109

Attention: Minta Kay

Facsimile No.: (617) 523-1231

Lender:

BRE/HH Acquisitions L.L.C.

c/o Blackstone Real Estate Advisors VI L.P.

345 Park Avenue

New York, New York 10154

Attention: Gary M. Sumers

Facsimile No.: (212) 583-5726

With a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Gregory J. Ressa

Facsimile No.: (212) 455-2502

and

Barclays Capital Real Estate Finance Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Lori Rung/CMBS Servicing

Facsimile No.: (212) 412-1664

With a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Thomas Patrick Dore, Jr.

Facsimile No.: (212) 701-5136

5.3 Governing Law. This Guaranty shall be governed in accordance with the laws of the State of New York and the applicable law of the United States of America.

5.4 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

5.5 Amendments. This Guaranty may be amended only by an instrument in writing executed by the parties hereto.

5.6 Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder. Ashford Guarantor and Prudential Guarantor shall be jointly and severally liable for all obligations and liabilities of Guarantor under this Guaranty. All references to “Guarantor” herein shall mean Ashford Guarantor and Prudential Guarantor, both individually and collectively, as the context may require.

5.7 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

5.8 Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

5.9 Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

5.10 Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5.11 Other Defined Terms. Any capitalized term utilized herein shall have the meaning as specified in the Loan Agreement, unless such term is otherwise specifically defined herein. The words “include” and “including” and words of similar import shall be deemed to be followed by the words “without limitation”.

5.12 Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

5.13 Waiver of Right To Trial By Jury. GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE LOAN AGREEMENT, THE PLEDGE AGREEMENT, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

5.14 Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

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IN WITNESS WHEREOF, Indemnitors have executed this Agreement as of the day and year first written above.

INDEMNITOR: Ashford Hospitality Limited Partnership By: Ashford OP General Partner LLC

By:	/s/ David A. Brooks
Name:	David A. Brooks
Title:	Vice President

Signature Page to Guaranty and Indemnity Agreement – Mezzanine 1

PRISA III REIT OPERATING LP, a Delaware limited partnership, its sole member

By: PRISA III OP GP, LLC, a Delaware limited liability company, its general partner

By: PRISA III Fund LP, a Delaware limited partnership, its manager

By: PRISA III Fund GP, LLC, a Delaware limited liability company, its general partner

By: PRISA III Fund PIM, LLC, a Delaware limited liability company, its sole member

By: Prudential Investment Management, Inc., a Delaware corporation, its sole member

By:	/s/ James P. Walker
Name:	James P. Walker
Title:	Vice President

Signature Page to Guaranty and Indemnity Agreement—Mezzanine 1

Schedule 1

“Borrower”

1.	HH Swap A LLC, a Delaware limited liability company

2.	HH Swap C LLC, a Delaware limited liability company

3.	HH Swap C-1 LLC, a Delaware limited liability company

4.	HH Swap D LLC, a Delaware limited liability company

5.	HH Swap F LLC, a Delaware limited liability company

6.	HH Swap F-1 LLC, a Delaware limited liability company

7.	HH Swap G LLC, a Delaware limited liability company